EXHIBIT 99.1

Press Release


                                                         For Immediate Release
                                                         Contact: Dottye Robeson
                                                         Chief Financial Officer
                                                         Phone-574-722-3855
                                                         Fax-574-722-3857


Logansport Financial Corp. Reports Earnings for the Three and Nine Months Ended
                               September 30, 2003

Logansport, Indiana (October 20, 2003) Logansport Financial Corp., (NASDAQ Small Cap Market, LOGN), parent company of Logansport Savings Bank, reported net earnings for the three and nine months ended September 30, 2003.

Net earnings for the three months ended September 30, 2003 totaled $320,000, a decrease of $55,000, compared to the $375,000 in net earnings reported for the three months ended September 30, 2002. Diluted earnings per share for the three months ended September 30, 2003 amounted to $.36, compared to diluted earnings per share of $.39 in the quarter ending September 30, 2002.

Net earnings for the nine months ended September 30, 2003 totaled $1,121,000, an increase of $55,000, or 5.2%, compared to the $1,066,000 reported for the nine months ended September 30, 2002. Diluted earnings per share for the nine months ended September 30, 2003 amounted to $1.27 compared to $1.08 for the nine months ended September 30, 2002, an increase of 17.6%. Our third quarter results reflected the overall industry trend toward compressed net interest margins, however, our share repurchase program more than provided an effective counter balance by increasing earnings per share 17.6% for the nine months ended September 30, 2003.



                           LOGANSPORT FINANCIAL CORP.
                       SELECTED FINANCIAL DATA (Unaudited)
                  (Dollars in thousands except for share data)

                                                                        09/30/03          12/31/02

Total assets                                                          $ 151,752           $150,099

Loans receivable, net                                                   106,720            110,386
Allowance for loan losses                                                 1,672              1,458
Cash and cash equivalents                                                10,629             13,517
Securities available for sale                                            26,793             19,069
Federal Home Loan Bank stock                                              2,054              2,003
Equity Investment                                                           968              1,026
Deposits                                                                 98,859             98,325
Borrowings                                                               35,946             35,629
Shareholders' equity                                                     16,088             15,373
Shares O/S end of period                                                877,444            848,958
Nonperforming loans                                                       1,463              1,484
Real Estate Owned                                                            --                 --


                                                    Quarter ended 9/30              Nine months ended 9/30
                                                      2003       2002                    2003      2002

Interest income                                     $2,148       $2,352                $6,515       $7,000
Interest expense                                     1,140        1,215                 3,393        3,681
Net interest income                                  1,008        1,137                 3,122        3,319
Provision for loan losses                               90           90                   270          270
Net interest income after provision                    918        1,047                 2,852        3,049
Gain(loss) on sale of investment                       (20)           -                   232           17
Gain on sale of loans                                   56            -                   106            -
Loss on equity investment                              (26)         (21)                  (76)         (77)
Total other income                                      76           79                   237          251
Total general, admin. & other expense                  572          579                 1,782        1,757
Earnings before income taxes                           432          526                 1,569        1,483
Income tax expense                                     112          151                   448          417
Net earnings                                          $320         $375                $1,121       $1,066
                                                      ----         ----                ------       ------
Basic earnings per share                              $.36         $.41                $ 1.30        $1.12
Diluted earnings per share                            $.36         $.39                 $1.27        $1.08
Weighted average shares o/s                        872,457      918,123               859,504      955,824
